UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2010

Palm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29597	94-3150688
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 W. Maude Avenue Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 617-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

At a special stockholder meeting held June 25, 2010, the stockholders of Palm, Inc. (“Palm”) approved the Agreement and Plan of Merger dated April 28, 2010 among Palm, District Acquisition Corporation and Hewlett-Packard Company (“HP”). Such approval occurred by way of the affirmative vote of a majority of the (i) holders of the outstanding shares of Palm common stock, Series B preferred stock and Series C preferred stock at the close of business on the record date, May 24, 2010, voting together as a single class on an as-converted basis, and (ii) holders of the outstanding shares of Palm common stock not beneficially owned by Elevation Partners, L.P., or its affiliates.

The transaction is expected to close on Wednesday, July 1, 2010.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This filing contains forward-looking statements in statements containing the word “expects” or other similar expressions. For each of these statements, Palm claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although Palm believes that the expectations reflected in these forward-looking statements are reasonable, Palm cannot assure you that the actual results or developments it anticipates will be realized. These forward-looking statements speak only as of the date on which the statements were made. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.
(Registrant)

Date: June 25, 2010	By:	/S/ MARY E. DOYLE
Mary E. Doyle
Senior Vice President, General Counsel and Secretary